Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Design Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2021 Equity Incentive Plan	Other	3,019,902	$10.175	$30,727,502.85	0.00013810	$4,243.47
2	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2021 Employee Stock Purchase Plan	Other	603,980	$8.649	$5,223,823.02	0.00013810	$721.41
	Total Offering Amounts				--	$35,951,325.87	--	$4,964.88
	Total Fee Offsets				--	--	--	--
	Net Fee Due				--	--	--	$4,964.88

Offering Note
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, $0.0001 par value per share (“Common Stock”) of Design Therapeutics, Inc. (the “Registrant”) that become issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents 3,019,902 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2021 Plan on January 1, 2026 pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to such provision, on January 1st of each year commencing in 2022 and ending on (and including) January 1, 2031, the number of shares authorized for issuance under the 2021 Plan is automatically increased by a number equal to: (a) 5% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year; or (b) a lesser number of shares of Common Stock as the Registrant’s board of directors (the “Board”) may designate no later than December 31st of the immediately preceding year. The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act using the average of the high and low prices of the Registrant’s Common Stock on March 2, 2026, as reported by The Nasdaq Global Select Market.

(2)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents 603,980 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2021 ESPP on January 1, 2026 pursuant to an “evergreen” provision contained in the 2021 ESPP. Pursuant to such provision, on January 1st of each year commencing in 2022 and ending on (and including) January 1, 2031, the number of shares authorized for issuance under the 2021 ESPP is automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year; (b) 1,200,000 shares; or (c) such lesser number of shares of Common Stock as the Board may designate prior to the applicable January 1st. The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act using the average of the high and low prices of the Registrant’s Common Stock on March 2, 2026, as reported by The Nasdaq Global Select Market, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2021 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A